Exhibit 99.1

GAINSCO REPORTS 3rd QUARTER 2010 RESULTS

DALLAS, Texas, November 11, 2010 – GAINSCO, INC. (NYSE Amex: GAN) today announced net income for the third quarter 2010 of $3.9 million, or $0.82 per common share, basic and diluted. This compares to third quarter 2009 net income of $0.2 million, or $0.04 per common share, basic and diluted. Net income for the nine months ended September 30, 2010 was $7.6 million, or $1.60 per common share, basic and diluted. This compares to net income of $3.8 million for the nine months ended September 30, 2009, or $0.80 per common share, basic and diluted.

During the third quarter of 2010 the Company reduced the valuation allowance associated with the deferred tax asset by approximately $1.9 million. As of September 30, 2010, the Company had three years of cumulative taxable income amounting to approximately $7.5 million. Based on a review of available evidence in accordance with applicable accounting literature, management concluded that it is more likely than not that the Company will have future taxable income to utilize this $1.9 million deferred tax asset prior to its expiration. As of September 30, 2010, the deferred tax benefit before valuation allowance was $26.1 million and the valuation allowance was $24.2 million ($5.06 per share).

Gross premiums written decreased approximately 10% during the third quarter of 2010 and approximately 17% during the nine months ended September 30, 2010, from gross premiums written in the comparable 2009 periods. Gross premiums written by geographic region for the quarters and nine months ended September 30, 2010 and 2009, were as follows:

(dollars in millions)	Quarter ended September 30		Nine Months ended September 30

	2010	2009	2010	2009
Regions:
Southeast (Florida, Georgia, South Carolina)	$26.5	26.0	75.5	87.0
Southwest (Arizona, California, Nevada, New Mexico, Texas)	14.8	19.7	44.6	56.9

Total	$41.3	45.7	120.1	143.9

Under accounting principles generally accepted in the United States (GAAP), ratios for the quarters and nine months ended September 30, 2010 and 2009, were as follows:

	Quarter ended September 30		Nine Months ended September 30
	2010	2009	2010	2009
Total Company:
C & CAE Ratio (1)	71.5%	75.8%	73.2%	73.3%
Expense Ratio (2)(3)	25.3%	26.2%	24.6%	25.6%

Combined Ratio (2)	96.8%	102.0%	97.8%	98.9%

Nonstandard Personal Auto:
C & CAE Ratio (1)	71.5%	77.8%	73.2%	75.2%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest expense on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiary only) are offset by agency revenues and are stated as a percentage of net premiums earned.

The Company continues to adjust and settle claims associated with its runoff lines. For the third quarter of 2010, no material development for claims occurring in prior accident years for the Company’s runoff lines was recorded. During the third quarter of 2009, the Company’s runoff lines recorded favorable development for the settlement of claims occurring in prior accident years of $0.9 million. For the nine months ended September 30, 2010, no material development for claims occurring in prior accident years for the Company’s runoff lines was recorded. For the nine months ended September 30, 2009, the Company’s runoff lines recorded favorable development for the settlement of claims occurring in prior accident years of $2.4 million.

As regards the Company’s nonstandard personal auto business during the third quarter of 2010, the Company recorded favorable development for claims occurring in prior accident years of $0.7 million. During the third quarter of 2009, the Company recorded favorable development for claims occurring in prior accident years for nonstandard personal auto of $0.4 million. For the nine months ended September 30, 2010, the Company recorded favorable development for claims occurring in prior accident years for nonstandard personal auto of $3.3 million. For the nine months ended September 30, 2009, the Company recorded favorable development for claims occurring in prior accident years for nonstandard personal auto of $3.8 million.

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As of September 30, 2010, the Company had $65.3 million in net unpaid claims and claims adjustment expenses (“C&CAE”) (Unpaid C&CAE of $68.6 million less Ceded unpaid C&CAE of $3.3 million), compared to net unpaid C&CAE at June 30, 2010 of $67.1 million (Unpaid C&CAE of $70.5 million less Ceded unpaid C&CAE of $3.4 million). These amounts include net unpaid C&CAE in respect of the Company’s runoff lines of $2.1 million at September 30, 2010, and $2.5 million at June 30, 2010.

As of September 30, 2010, the Company’s Shareholders’ equity was $71.7 million and Subordinated debentures was $43.0 million. The Company paid off the remaining outstanding balance on the Note payable of $0.9 million during the third quarter. These compare to Shareholders’ equity of $66.3 million, Subordinated debentures of $43.0 million and Note payable of $0.9 million at June 30, 2010.

GAINSCO, INC. is a Dallas, Texas-based holding company established in 1978. The Company, through its insurance brand, GAINSCO Auto Insurance®, specializes in minimum-limits personal auto coverage and actively distributes its nonstandard personal auto products through independent retail agents in Florida, Georgia and South Carolina (Southeast Region) and in Arizona, New Mexico and Texas (Southwest Region). Its insurance company subsidiary is MGA Insurance Company, Inc.

Some of the statements made in this release may be forward-looking statements. Forward-looking statements relate to future events or future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties and other variables which should be considered when making an investment decision, including (a) current and future economic conditions and uncertainties and disruptions in financial markets that may materially and adversely affect our business (including the heightened potential for claims fraud), operations, capital and liquidity, (b) the unpredictability of governmental actions affecting financial institutions, other financial firms and rating agencies, (c) operational risks and other challenges associated with growth into new and unfamiliar markets and states, (d) adverse market conditions, including heightened competition, (e) the Company’s ability to sustain adequate premium volume to operate profitably, (f) factors considered by A.M. Best in the rating of our insurance subsidiary, and the acceptability of our current rating, or a future rating, to agents and customers, (g) the Company’s ability to adjust and settle the remaining claims associated with its runoff business on terms consistent with its estimates and reserves, (h) the adoption or amendment of legislation or regulations, uncertainties in the outcome of litigation and adverse trends in litigation, (i) inherent uncertainty arising from the use of estimates and assumptions in decisions about pricing and reserves, (j) the effects on claims levels or business operations resulting from natural disasters and other adverse weather conditions, (k) the availability of reinsurance and the Company’s ability to collect reinsurance recoverables, (l) the availability and cost of capital, which may be required in order to implement the Company’s strategies, and (m) limitations on the Company’s ability to use net operating loss carryforwards. Please refer to the Company’s recent SEC filings and the Annual Report on Form 10-K for the year ended December 31, 2009, for more information regarding factors that could affect the Company’s results.

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Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified in their entirety by this cautionary notice. Actual results may differ significantly from the results discussed in these forward-looking statements.

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[The GAINSCO, INC. and Subsidiaries unaudited Condensed Consolidated Statements of Operations and Other Information for the quarters and nine months ended September 30, 2010 and 2009, follow.]

Release Date:	Thursday, November 11, 2010 – FOR IMMEDIATE RELEASE

Company Contacts:	Scott A. Marek, Asst. Vice President-IR 972.629.4493
Richard M. Buxton, Senior Vice President 972.629.4408
Email address: ir@gainsco.com
Website: www.gainsco.com

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GAINSCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

	Quarter ended September 30		Nine months ended September 30

	2010	2009	2010	2009

Net premiums earned	$37,984	47,363	$117,003	141,503
Net investment income	1,373	1,704	4,363	5,059
Realized investment gains (losses), net:
Other-than-temporary impairment losses	(38)	(120)	(385)	(2,675)
Other-than-temporary impairment losses transferred to Other comprehensive loss	0	0	0	2,361
Other realized investment gains, net	442	811	2,062	1,514

Total realized investment gains, net	404	691	1,677	1,200

Agency revenues	2,614	3,430	8,040	10,014
Other (expense) income, net	(14)	(3)	12	(26)

Total revenues	42,361	53,185	131,095	157,750

Claims & CAE incurred	27,168	35,921	85,671	103,733
Policy acquisition costs	5,810	7,709	18,175	23,278
Underwriting and operating expenses	6,819	8,879	19,986	25,197
Interest expense, net	488	487	1,387	1,631

Income before Federal income taxes	2,076	189	5,876	3,911

Federal income taxes	(1,866)	20	(1,772)	83

Net income	$3,942	169	$7,648	3,828

Earnings per common share:

Basic	$0.82	0.04	$1.60	0.80

Diluted	$0.82	0.04	$1.60	0.80

GAINSCO, INC. AND SUBSIDIARIES

OTHER INFORMATION

($ in thousands)

	Quarter ended September 30		Nine months ended September 30

	2010	2009	2010	2009

Gross premiums written	$41,281	45,739	$120,148	143,890

GAAP RATIOS:
C & CAE Ratio (1)	71.5%	75.8%	73.2%	73.3%
Expense Ratio (2)(3)	25.3%	26.2%	24.6%	25.6%

Combined Ratio (2)	96.8%	102.0%	97.8%	98.9%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest expense on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiary only) are offset by agency revenues and are stated as a percentage of net premiums earned.